Investor Contact: Alex Ovshey
Graphic Packaging Holding Company
404-710-8431
alex.ovshey@graphicpkg.com

Graphic Packaging Holding Company Reports Fourth Quarter and Full Year 2017 Results

Highlights

•	Full-year Net Sales were $4,403.7 million versus $4,298.1 million in the prior year.

•	Full-year Net Tons Sold were 2,923.8 thousand tons versus 2,837.3 thousand tons in the prior year.

•	Full-year Earnings per Diluted Share were $0.96 versus $0.71 in the prior year.

•	Full-year Adjusted Earnings per Diluted Share were $0.63 versus $0.73 in the prior year.

•	Full-year Net Income was $300.2 million versus $228.0 million in the prior year.

•	Full-year Adjusted EBITDA was $712.2 million versus $763.8 million in the prior year.

•	Completed three acquisitions in 2017 for total consideration of $203 million.

•	Returned $156 million to shareholders in 2017 through dividends and share repurchases.

ATLANTA, GA, February 6, 2018. Graphic Packaging Holding Company (NYSE: GPK), (the “Company”), a leading provider of packaging solutions to food, beverage and consumer product companies, today reported Net Income for fourth quarter 2017 of $173.9 million, or $0.56 per share, based upon 311.2 million weighted average diluted shares. This compares to fourth quarter 2016 Net Income of $34.9 million, or $0.11 per share, based on 317.9 million weighted average diluted shares.

Fourth quarter 2017 Net Income was negatively impacted by $14.9 million (net of a $7.6 million tax benefit) of business combinations and other special charges and accelerated depreciation related to the shutdown of the Santa Clara, California mill, and positively impacted by a $136.0 million benefit related to the Tax Cuts and Jobs Act of 2017. When adjusting for these charges, Adjusted Net Income for the fourth quarter of 2017 was $52.8 million, or $0.17 per diluted share. This compares to fourth quarter 2016 Adjusted Net Income of $44.7 million or $0.14 per diluted share.
For the full year 2017, Net Income was $300.2 million, or $0.96 per share, based upon 311.9 million weighted average diluted shares. This compares to 2016 Net Income of $228.0 million, or $0.71 per share, based on 321.5 million weighted average diluted shares.
Full year 2017 Net Income was negatively impacted by $32.5 million (net of a $16.0 million tax benefit) of business combinations and other special charges and accelerated depreciation related to the shutdown of the Santa Clara, California mill, and positively impacted by the $136.0 million tax benefit recorded in the fourth quarter 2017. When adjusting for these charges, Adjusted Net Income for the full year 2017 was $196.7 million, or $0.63 per diluted share. This compares to full year 2016 Adjusted Net Income of $233.4 million or $0.73 per diluted share.
“Fourth quarter Adjusted EBITDA met our expectations at $192 million compared to $175 million in the prior year period. Net tons sold were up 1.9%, driven by acquisitions and the continuation of modestly positive core volume. The business operated well in the quarter reflecting a continued emphasis on production efficiencies and cost reductions generating $24 million in performance improvements” said President and CEO Michael Doss. “While recycled fiber input costs moderated significantly during the quarter, we incurred escalating logistics and chemicals input costs. We remain focused on offsetting our commodity input cost inflation with pricing initiatives, consistent with our long term track record.”
“We completed the Norgraft acquisition on October 4, 2017 and the Seydaco acquisition on December 1, 2017. We also closed our Santa Clara, California coated recycled paperboard mill as planned on December 1, 2017. This action was enabled by strategic capital investments at our Midwest coated recycled paperboard mills, as well as our Louisiana and Georgia coated unbleached kraft paperboard mills. We have successfully integrated these mills into our West Coast supply chain. We announced the transformative combination with International Paper’s North America Consumer Packaging business on October 24, 2017 and closed the transaction on January 1, 2018, reflecting the significant effort of all those involved. Looking ahead, we are well positioned to leverage the investments we made in 2017 and our enhanced mill and converting footprint to deliver significant value to all our stakeholders.”

Operating Results
Net Sales
Net Sales increased 5.0% to $1,109.9 million in the fourth quarter of 2017, compared to $1,057.2 million in the prior year period. The $52.7 million increase was driven by $36.7 million of improved volume/mix related to acquisitions and modestly positive core volume, $15.5 million of favorable foreign exchange, and $0.5 million of higher pricing.
Net Sales increased 2.5% to $4,403.7 million for the full year 2017, compared to $4,298.1 million in the prior year. The $105.6 million increase was driven by $135.6 million of improved volume/mix related to acquisitions and modestly positive core volume. The net sales increase was partially offset by $27.1 million of lower pricing and $2.9 million of unfavorable foreign exchange rates.
Attached is supplemental data showing Net Tons Sold for each quarter of 2017 and 2016.
EBITDA
EBITDA for the fourth quarter of 2017 was $179.1 million, or $17.9 million higher than the fourth quarter of 2016. After adjusting both periods for business combinations and other special charges, Adjusted EBITDA increased 9.9% to $192.4 million in the fourth quarter of 2017 from $175.1 million in the fourth quarter of 2016. When comparing against the prior year quarter, Adjusted EBITDA in the fourth quarter of 2017 was positively impacted by $23.9 million of improved net operating performance, $7.2 million of favorable volume/mix, $2.7 million of favorable exchange rates, and $0.5 million of higher pricing. These benefits were partially offset by $11.1 million of commodity input cost inflation, and $5.9 million of other inflation (primarily labor and benefits).
EBITDA for the full year 2017 was $680.0 million, or $43.4 million lower than the full year 2016. After adjusting both periods for business combinations and other special charges, Adjusted EBITDA decreased 6.8% to $712.2 million in the full year 2017 from $763.8 million in the full year 2016. When comparing against the prior year, Adjusted EBITDA in 2017 was positively impacted by $57.0 million of improved net operating performance and $16.6 million of favorable volume/mix. These benefits were more than offset by $70.9 million of commodity input cost inflation, $27.1 million of lower pricing, $24.9 million of other inflation (primarily labor and benefits), and $2.3 million of unfavorable foreign exchange rates.

Other Results
Total Debt (Long-Term, Short-Term and Current Portion) decreased $1.1 million during the fourth quarter of 2017 to $2,287.0 million compared to the third quarter 2017. Total Net Debt (Total Debt, net of Cash and Cash Equivalents) decreased $51.3 million during the fourth quarter of 2017 to $2,219.6 million compared to the third quarter 2017. The Company's year-end 2017 Net Leverage Ratio was 3.12 times Adjusted EBITDA compared to 2.76 times at the end of 2016.
At December 31, 2017, the Company had available global liquidity of $1,165.9 million, including the undrawn availability under its global revolving credit facilities.
Net Interest Expense was $23.3 million in the fourth quarter of 2017, up compared to the $21.5 million reported in the fourth quarter of 2016, primarily reflecting slightly higher average borrowing rates. Full year 2017 Net Interest Expense was $89.7 million compared to the $76.6 million reported in 2016, primarily reflecting slightly higher average borrowing rates.
Capital expenditures for the fourth quarter of 2017 were $62.3 million compared to $36.2 million in the fourth quarter of 2016. For full year 2017, capital expenditures were $260.1 million compared to $294.6 million in 2016.
Fourth quarter 2017 Income Tax Benefit was $112.6 million, and included a $136.0 million tax benefit related to recently enacted tax legislation, compared to a $21.9 million expense in the fourth quarter of 2016. Full year 2017 Income Tax Benefit was $45.5 million including the $136.0 million tax benefit recorded in the fourth quarter 2017, compared to a $93.2 million expense in 2016.
Please note that a tabular reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Total Net Debt and Net Leverage Ratio is attached to this release.

Earnings Call
The Company will host a conference call at 10:00 am eastern time today (February 6, 2018) to discuss the results of fourth quarter and full year 2017. To access the conference call, please go to the Investor Relations section of the Graphic Packaging website: http://www.graphicpkg.com and click the audio webcast link. For those calling from within North America, dial 800-392-9489 at least 10 minutes prior to the start of the conference call (Conference ID #61299939). Supporting materials for our conference call have also been posted to the website. Replays of the call will be available for one week following the completion of the call and can be accessed by dialing 855-859-2056.

Forward Looking Statements
Any statements of the Company's expectations in this press release constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements, are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company's present expectations. These risks and uncertainties include, but are not limited to, inflation of and volatility in raw material and energy costs, continuing pressure for lower cost products, the Company’s ability to implement its business strategies, including productivity initiatives and cost reduction plans, the Company’s debt level, currency movements and other risks of conducting business internationally, the impact of regulatory and litigation matters, including the continued availability of the Company's net operating loss offset to taxable income. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements, except as required by law. Additional information regarding these and other risks is contained in the Company's periodic filings with the SEC.

About Graphic Packaging Holding Company
Graphic Packaging Holding Company (NYSE: GPK), headquartered in Atlanta, Georgia, is committed to providing consumer packaging that makes a world of difference. The Company is a leading provider of paper-based packaging solutions for a wide variety of products to food, beverage, foodservice, and other consumer product companies. The Company operates on a global basis, is one of the largest producers of folding cartons and paper-based foodservice products in the United States, and holds leading market positions in solid bleached sulfate paperboard, coated unbleached kraft paperboard and coated-recycled paperboard. The Company's customers include many of the world's most widely recognized companies and brands. Additional information about Graphic Packaging, its business and its products is available on the Company's web site at www.graphicpkg.com.

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
In millions, except per share amounts	2017	2016	2017	2016
Net Sales	$1,109.9	$1,057.2	$4,403.7	$4,298.1
Cost of Sales	933.9	869.1	3,684.2	3,506.2
Selling, General and Administrative	77.4	95.0	342.7	355.7
Other Expense, Net	1.6	1.1	3.0	3.1
Business Combinations and Shutdown and Other Special Charges	12.8	13.9	31.1	37.1
Income from Operations	84.2	78.1	342.7	396.0
Interest Expense, Net	(23.3)	(21.5)	(89.7)	(76.6)
Income before Income Taxes and Equity Income of Unconsolidated Entity	60.9	56.6	253.0	319.4
Income Tax Benefit (Expense)	112.6	(21.9)	45.5	(93.2)
Income before Equity Income of Unconsolidated Entity	173.5	34.7	298.5	226.2
Equity Income of Unconsolidated Entity	0.4	0.2	1.7	1.8
Net Income	$173.9	$34.9	$300.2	$228.0

Net Income Per Share — Basic	$0.56	$0.11	$0.97	$0.71
Net Income Per Share — Diluted	$0.56	$0.11	$0.96	$0.71

Weighted Average Number of Shares Outstanding - Basic	310.5	317.2	311.1	320.9
Weighted Average Number of Shares Outstanding - Diluted	311.2	317.9	311.9	321.5

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

In millions, except share and per share amounts	December 31, 2017	December 31, 2016

ASSETS

Current Assets:
Cash and Cash Equivalents	$67.4	$59.1
Receivables, Net	422.8	426.8
Inventories, Net	634.0	582.9
Other Current Assets	45.7	46.1
Total Current Assets	1,169.9	1,114.9
Property, Plant and Equipment, Net	1,867.2	1,751.9
Goodwill	1,323.0	1,260.3
Intangible Assets, Net	436.5	445.3
Other Assets	66.4	31.0
Total Assets	$4,863.0	$4,603.4

LIABILITIES

Current Liabilities:
Short-Term Debt and Current Portion of Long-Term Debt	$61.3	$63.4
Accounts Payable	516.5	466.5
Other Accrued Liabilities	273.6	249.9
Total Current Liabilities	851.4	779.8
Long-Term Debt	2,213.2	2,088.5
Deferred Income Tax Liabilities	321.8	408.0
Other Noncurrent Liabilities	184.7	270.6

SHAREHOLDERS’ EQUITY

Preferred Stock, par value $.01 per share; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $.01 per share; 1,000,000,000 shares authorized; 309,715,624 and 313,533,785 shares issued and outstanding at December 31, 2017 and December 31, 2016, respectively	3.1	3.1
Capital in Excess of Par Value	1,683.6	1,709.0
Accumulated Deficit	(56.0)	(268.0)
Accumulated Other Comprehensive Loss	(338.8)	(387.6)
Total Shareholders' Equity	1,291.9	1,056.5
Total Liabilities and Shareholders' Equity	$4,863.0	$4,603.4

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Twelve Months Ended
	December 31,
In millions	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$300.2	$228.0
Non-cash Items Included in Net Income:
Depreciation and Amortization	330.3	299.3
Deferred Income Taxes	(54.0)	76.7
Amount of Postretirement Expense Less Than Funding	(127.1)	(31.3)
Other, Net	3.4	30.2
Changes in Operating Assets and Liabilities, Net of Acquisitions and Disposition	63.4	38.5
Net Cash Provided by Operating Activities	516.2	641.4

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Spending	(240.9)	(278.6)
Packaging Machinery Spending	(19.2)	(16.0)
Acquisition of Businesses, Net of Cash Acquired	(189.4)	(332.7)
Proceeds Received from Sale of Assets, Net of Selling Costs	7.9	—
Other, Net	1.0	(5.2)
Net Cash Used in Investing Activities	(440.6)	(632.5)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of Common Stock	(62.1)	(164.9)
Payments on Debt	(25.0)	(25.0)
Proceeds from Issuance of Debt	—	300.0
Borrowings under Revolving Credit Facilities	1,202.9	1,200.0
Payments on Revolving Credit Facilities	(1,090.8)	(1,235.8)
Repurchase of Common Stock related to Share-Based Payments	(10.2)	(11.3)
Debt Issuance Costs	—	(5.3)
Dividends Paid	(93.4)	(64.4)
Other, Net	8.8	3.6
Net Cash Used In Financing Activities	(69.8)	(3.1)
Effect of Exchange Rate Changes on Cash	2.5	(1.6)
Net (Decrease) Increase in Cash and Cash Equivalents	8.3	4.2
Cash and Cash Equivalents at Beginning of Year	59.1	54.9
CASH AND CASH EQUIVALENTS AT END OF YEAR	$67.4	$59.1

Reconciliation of Non-GAAP Financial Measures

The tables below set forth the calculation of the Company's earnings before interest expense, income tax expense, equity income of unconsolidated entities, depreciation and amortization, including pension amortization (“EBITDA”), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Net Leverage Ratio and Total Net Debt. Adjusted EBITDA and Adjusted Net Income exclude charges associated with: the Company's business combinations, facility shutdowns and other special charges. The Company's management believes that the presentation of EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio provides useful information to investors because these measures are regularly used by management in assessing the Company's performance. EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio are financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), and are not measures of net income, operating income, operating performance or liquidity presented in accordance with GAAP.

EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
In millions, except per share amounts	2017	2016	2017	2016
Net Income	$173.9	$34.9	$300.2	$228.0
Add (Subtract):
Income Tax Expense	(112.6)	21.9	(45.5)	93.2
Equity Income of Unconsolidated Entity	(0.4)	(0.2)	(1.7)	(1.8)
Interest Expense, Net	23.3	21.5	89.7	76.6
Depreciation and Amortization	94.9	83.1	337.3	327.4
EBITDA	179.1	161.2	680.0	723.4
Charges Associated with Business Combinations (a)	6.7	1.9	17.3	15.9
Shutdown and Other Special Charges	10.3	12.0	18.6	24.5
Gain on Sale of Assets	(3.7)	—	(3.7)	—
Adjusted EBITDA	$192.4	$175.1	$712.2	$763.8

Adjusted EBITDA Margin (Adjusted EBITDA/Net Sales)	17.3%	16.6%	16.2%	17.8%

Net Income	$173.9	$34.9	$300.2	$228.0
Charges Associated with Business Combinations (a)	6.7	1.9	17.3	15.9
Shutdown and Other Special Charges	10.3	12.0	18.6	24.5
Gain on Sale of Assets	(3.7)	—	(3.7)	—
Accelerated Depreciation related to Shutdown	9.2	—	16.3	—
Tax Impact of Business Combinations, Accelerated Depreciation, Shutdown and Other Special Charges, and Gain on Sale of Assets	(7.6)	(4.1)	(16.0)	(12.6)
Impact of U.S. Tax Reform	(136.0)	—	(136.0)	—
Discrete Tax Item	—	—	—	(22.4)
Adjusted Net Income	$52.8	$44.7	$196.7	$233.4

Adjusted Earnings Per Share - Basic	$0.17	$0.14	$0.63	$0.73
Adjusted Earnings Per Share - Diluted	$0.17	$0.14	$0.63	$0.73

(a)
For the Three Months Ended December 31, 2017, $0.5 million is recorded in costs of sales for inventory valuation adjustments related to business combinations. For the Twelve Months Ended December 31, 2017 and 2016, $1.1 million and $3.3 million, respectively, is recorded in costs of sales for inventory valuation adjustments related to business combinations.

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures
(Continued)

	Twelve Months Ended
	December 31,	December 31,	December 31,
In millions	2017	2016	2015
Net Income	$300.2	$228.0	$230.1
(Subtract) Add:
Income Tax (Benefit) Expense	(45.5)	93.2	130.4
Equity Income of Unconsolidated Entity	(1.7)	(1.8)	(1.2)
Interest Expense, Net	89.7	76.6	67.8
Depreciation and Amortization	337.3	327.4	300.9
EBITDA	680.0	723.4	728.0
Charges Associated with Business Combinations	17.3	15.9	15.2
Shutdown and Other Special Charges	18.6	24.5	6.1
(Gain) Loss on Sale of Assets, Net	(3.7)	—	1.9
Adjusted EBITDA	$712.2	$763.8	$751.2

	December 31,	December 31,	December 31,
Calculation of Net Debt:	2017	2016	2015
Short-Term Debt and Current Portion of Long-Term Debt	$61.3	$63.4	$36.6
Long-Term Debt(a)	2,225.7	2,104.4	1,852.6
Less:
Cash and Cash Equivalents	(67.4)	(59.1)	(54.9)
Total Net Debt	$2,219.6	$2,108.7	$1,834.3

Net Leverage Ratio (Total Net Debt/Adjusted EBITDA)	3.12	2.76	2.44

(a) Excludes unamortized deferred debt issue costs.

GRAPHIC PACKAGING HOLDING COMPANY
Unaudited Supplemental Data

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
2017

Net Tons Sold (000's)	726.8	733.9	743.1	720.0
2016

Net Tons Sold (000's)	687.0	721.9	721.6	706.8